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                                                               EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-3 of our report, dated February 11, 1994 on our audit of the consolidated financial statements of Aztar Corporation. We also consent to the reference to our firm under the caption "Experts".

COOPERS & LYBRAND

Phoenix, Arizona

July 21, 1994